News Release

B&W Provides Update on Refinancing

May 12, 2020

•	Company expects to make a definitive announcement regarding a longer-term financing package by May 15, 2020

AKRON, Ohio--(BUSINESS WIRE)--Babcock & Wilcox Enterprises, Inc. (NYSE: BW) (“B&W” and the “Company”) announced today that the Company is nearing the completion of its financing process and expects to make an announcement regarding its debt refinancing on or before the May 15, 2020 deadline under its current amended Credit Agreement. The Company and its lenders are in the process of finalizing a definitive agreement for a longer-term credit extension.

Forward-Looking Statements
The Company cautions that this release contains forward-looking statements, including, without limitation, statements regarding the completion and announcement of the Company’s financing process, including related documentation. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the impact of COVID-19 on us and the capital markets and global economic climate generally, our ability to continue as a going concern, when and whether ongoing negotiations regarding the Company’s financing process will be concluded, when and whether definitive documentation regarding the Company’s financing process will be prepared and executed by the Company and its lenders, the terms of any financing obtained by the Company, the Company’s failure to satisfy, or if required, obtain waivers under the requirements of its current amended Credit Agreement, the occurrence of any event of default under the Company’s current amended Credit Agreement, including any default under the previously disclosed backstop commitment for the refinancing of the Company’s current amended Credit Agreement, and the other factors specified and set forth under “Cautionary Statement Concerning Forward-Looking Information” or "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

Headquartered in Akron, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com